Exhibit 99.1

GSV Capital Corp.

GSV Capital Corp. Reports Fourth Quarter 2014 Results of Operations

Net Asset Value of $14.80 Per Share as of December 31, 2014

WOODSIDE, Calif., March 12, 2015 (GLOBE NEWSWIRE) -- GSV Capital Corp. ("GSV") (Nasdaq:GSVC), today announced financial results for the fourth quarter ended December 31, 2014. Net assets totaled $285.9 million or $14.80 per share at December 31, 2014, as compared to $15.17 per share at September 30, 2014, and $14.91 per share at December 31, 2013. Twitter (Nasdaq: TWTR), GSV’s largest position (currently 15.5% of total portfolio value), declined in stock price over the course of the fourth quarter, from $51.58 per share on September 30, 2014 to $35.87 per share on December 31, 2014. The net effect of this resulted in a decrease in net assets of $9.8 million, or approximately $0.51 per share. Subsequent to quarter end, Twitter’s stock has increased to $46.27 per share (as of March 11, 2015).

"We are pleased that we made several new investments this quarter in what we believe are disruptive, game-changing companies, including Clever, DogVacay, Enjoy, and Lytro,” said Michael Moe, Chief Executive Officer of GSV Capital. “Another positive milestone in the quarter was monetizing our positions in TrueCar and a portion of Palantir with strong returns. We believe it’s important to demonstrate an ability to get liquidity for both our public and private holdings to optimize portfolio performance.”

Fourth Quarter 2014 Portfolio Highlights

•	GSV sold shares in its public and private portfolio companies including:

1)	Palantir: 1,052,000 shares, resulting in $6.1 million in net proceeds, $3.1 million in realized gains, and a 34% Internal Rate of Return (IRR).

2)	TrueCar (Nasdaq: TRUE): 251,572 shares, resulting in $5.1 million in net proceeds, $3.0 million in realized gains, and a 33% IRR.

•	GSV invested $25.2 million in the quarter, including new investments of $7.5 million in Lytro, $2.5 million in DogVacay, $2.0 million in Clever, and $1.0 million in Enjoy. In addition, GSV made follow-on investments in the following portfolio companies: CorpU, GSV Sustainability Partners, nestGSV (d/b/a GSVlabs), Learnist, and Ozy Media.

Investment Portfolio as of December 31, 2014

At December 31, 2014, GSV owned positions in 52 portfolio companies with an aggregate fair value of $371.0 million. The Company’s three largest investments comprised 34.6% of the total portfolio value, excluding Treasuries, while its top ten portfolio companies represented 60.2% of the total portfolio value, excluding Treasuries.

GSV Capital Corp. Page 2 of 8

Top Ten Investments at December 31, 2014

$ in millions (rounded)	Fair Value	% of Total Portfolio
Twitter, Inc.	57.4	15.5%
Palantir Technologies, Inc.	45.5	12.3
Dropbox, Inc.	25.1	6.8
2U, Inc.	23.3	6.3
Coursera, Inc.	14.5	3.9
Solexel, Inc.	14.0	3.8
Avenues Global Holdings LLC	11.3	3.0
SugarCRM, Inc.	11.3	3.0
Ozy Media, Inc.	10.7	2.9
Declara, Inc.	10.0	2.7
Total (rounded)	223.2	60.2%

Fourth Quarter 2014 Portfolio Investment Activity

In the fourth quarter of 2014, GSV invested $25.2 million, including new investments of $7.5 million in Lytro, $2.5 million in DogVacay, $2.0 million in Clever, and $1.0 million in Enjoy. In addition, GSV made follow-on investments in the following portfolio companies: CorpU, GSV Sustainability Partners, GSVlabs, Learnist, and Ozy Media.

During the fourth quarter of 2014, GSV sold the following investments.

		Average
	Shares	Share	Net	Realized
Portfolio Company	Sold	Price	Proceeds	Gain/Loss

Palantir Technologies	1,052,000	$5.76	$6,059,520	$3,058,374
TrueCar, Inc.	251,572	$20.09	$5,053,570	$3,038,548

Total Net Proceeds			$11,113,090	$6,096,922

At December 31, 2014, GSV had investments in 48 private companies and 4 public companies (2U, Chegg, Cricket Media (f/k/a ePals Inc.), and Twitter). In general, management intends to liquidate its public securities holdings within one year following the expiration of the IPO lock-up.

Subsequent to fourth quarter end, until March 11, 2015, GSV Capital invested $4.5 million, including follow-on investments of $1.0 million in GSVlabs, $1.0 million in Fullbridge, and $2.5 million in Lyft. At quarter end, the balance on our credit facility was $18.0 million, and our current credit facility balance as of March 11, 2015 is $16.0 million.

As GSV's portfolio matures and realizes a cumulative net realized gain, GSV intends to distribute a portion of such gains to shareholders in the form of a distribution, though it is not certain as to when GSV will be able to do so.

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Fourth Quarter 2014 Financial Results

	Three Months Ended December 31, 2014		Three Months Ended December 31, 2013
	in millions	per share	in millions	per share
Net investment gain (loss)	$(1.7)	$(0.09)	$(0.9)	$(0.05)

Net realized and unrealized gains (losses) excluding tax provisions	$(9.4)	$(0.49)	$56.0	$2.90

Net increase (decrease) in net assets resulting from operations	$(7.2)	$(0.37)	$33.6	$1.74

Weighted average common shares outstanding were 19.3 million for the three months ended December 31, 2014 and December 31, 2013.

Our liquid assets ended the quarter at $92.7 million, consisting of $3.5 million of cash and $89.3 million of public securities not subject to lock-up agreements.

Fiscal Year 2014 Financial Results

	Year Ended December 31, 2014		Year Ended December 31, 2013
	in millions	per share	in millions	per share
Net investment gain (loss)	$(12.8)	$(0.66)	$(8.9)	$(0.46)

Net change in unrealized appreciation (depreciation) excluding tax provisions	$(5.8)	$(0.30)	$87.4	$4.53

Net realized gain (loss) on investments excluding tax provisions	$23.9	$1.24	$(21.7)	($1.12)

Net increase (decrease) in net assets resulting from operations	$(2.1)	$(0.11)	$35.4	$1.83

Weighted average common shares outstanding were 19.3 million for the years ended December 31, 2014 and December 31, 2013.

Conference Call and Webcast

Management will hold a conference call and webcast for investors today at 2:00 p.m. PT (5:00 p.m. ET). The conference call number for U.S. participants is 800-575-5790, and the conference call number for participants outside the U.S. is 1 719-457-2657. The conference ID number for both call numbers is 2190127. Additionally, interested parties can listen to a live webcast of the call from the "Investors" section of GSV Capital's website at http://investors.gsvcap.com/. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed through March 19, 2015 by dialing 888-203-1112 (U.S.) or 1 719-457-0820 (international), using conference ID number 2190127.

GSV Capital Corp. Page 4 of 8

About GSV Capital Corp.

GSV Capital Corp. (GSVC) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. Led by industry veteran Michael Moe, the fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. GSV Capital is headquartered in Woodside, CA. www.gsvcap.com

www.gsvcap.com

Follow GSV Capital on Twitter: @gsvcap

The GSV Capital Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=12750

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. GSV Capital Corp. undertakes no duty to update any forward-looking statements made herein.

Contact

GSV Capital Corp.

William Tanona

(650) 235-4769

IR@gsvam.com

GSV Capital Corp. Page 5 of 8

GSV CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	December 31, 2014	December 31, 2013
ASSETS
Investments at fair value:
Investments in controlled securities (cost of $17,933,651 and $0, respectively) (1)	$18,819,335	$-
Investments in affiliated securities (cost of $80,760,208 and $64,912,527, respectively) (1)	70,172,313	62,740,162
Investments in non-controlled/non-affiliated securities (cost of $202,417,830 and $214,796,591, respectively)	281,992,669	292,643,491
Investments in treasury bill (cost of $100,001,692 and $0, respectively)	100,000,056	-
Investments owned and pledged (cost of $7,286,332 and $10,845,236, respectively)	7,298,042	10,865,200
Total Investments (cost of $408,399,713 and $290,554,354, respectively)	478,282,415	366,248,853

Cash	3,472,880	7,219,203
Restricted cash	48,889	22,264
Due from:
GSV Asset Management(1)	204,825	3,039
Portfolio companies(1)	85,356	153,178
Interest and dividends receivable	26,671	31,678
Prepaid expenses	179,556	49,739
Deferred credit facility fees	261,065	288,249
Deferred debt issuance costs	2,667,069	3,378,121
Other assets	417,370	553,234
Total Assets	485,646,096	377,947,558

LIABILITIES
Due to:
GSV Asset Management(1)	23,396	31,428
Accounts payable	292,950	382,165
Accrued incentive fees (1)	14,137,899	10,523,552
Accrued management fees (1)	641,276	532,550
Accrued interest payable	1,139,458	1,056,563
Payable for securities purchased	90,001,692	-
Current taxes payable	134,733	-
Deferred tax liability	6,907,666	8,320,561
Line of credit payable	18,000,000	-
Convertible senior notes embedded derivative liability	1,000	799,000
Convertible senior notes payable 5.25% due September 15, 2018	68,462,353	68,335,295
Total Liabilities	199,742,423	89,981,114
Commitments and contingencies
Net Assets	$285,903,673	$287,966,444

NET ASSETS
Common stock, par value $0.01 per share
(100,000,000 authorized; 19,320,100 issued and outstanding)	$193,201	$193,201
Paid-in capital in excess of par	275,837,514	275,837,514
Accumulated net investment loss	(31,972,292)	(19,192,401)
Accumulated net realized gain (loss) on investments	496,782	(13,660,306)
Accumulated net unrealized appreciation (depreciation) on investments	41,348,468	44,788,436
Net Assets	$285,903,673	$287,966,444

Net Asset Value Per Share	$14.80	$14.91

(1) This balance is a related party transaction.

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GSV CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Year ended December 31, 2014	Year ended December 31, 2013	Year ended December 31, 2012
INVESTMENT INCOME
Interest income from controlled securities	$10,233	$-	$-
Interest income from affiliate securities	130,021	23,615	21,852
Interest income from non-affiliated/non-controlled securities	44,805	2,256	200,195
Dividend income from affiliated securities	-	13,008	26,030
Dividend income from non-affiliated/non-controlled securities	887	10,072	-
Total Investment Income	185,946	48,951	248,077

OPERATING EXPENSES
Investment management fees (1)	7,562,488	5,426,485	4,419,345
Accrued incentive fees(1)	3,614,347	10,523,552	-
Costs incurred under administration agreement	3,199,904	3,089,771	2,384,764
Directors’ fees(1)	260,000	260,250	237,500
Professional fees	1,764,722	876,769	959,604
Interest and credit facility expense	5,503,843	1,278,997	-
Insurance expense	243,285	240,725	214,306
Investor relations expense	208,710	198,809	182,193
Other expenses	216,640	89,517	133,246
Gain (Loss) on fair value adjustment for embedded derivative	(798,000)	99,000	-
Total Operating Expenses	21,775,939	22,083,875	8,530,958

Benefit for taxes on net investment loss	8,810,102	13,159,268	-

Net Investment Loss	(12,779,891)	(8,875,656)	(8,282,881)

Net Realized gain (loss):
From affiliated securities	10,419	(7,839,791)	-
From non-controlled/non-affiliated securities	23,915,705	(13,866,230)	(1,380,519)
Total Realized Gain (Loss) on investments	23,926,124	(21,706,021)	(1,380,519)

(Provision)/Benefit for Taxes on realized gain/loss on investments	(9,769,036)	9,426,234	-

Net Change in Unrealized Appreciation (Depreciation) on investments:
From controlled securities	(662,619)	-	-
From affiliated securities	(6,867,225)	1,600,822	(3,537,748)
From non-controlled/non-affiliated securities	1,718,047	85,844,327	(6,633,102)
Change in Unrealized Appreciation (Depreciation) on investments	(5,811,797)	87,445,149	(10,170,850)

(Provision)/Benefit for taxes on unrealized appreciation/depreciation on investments	2,371,829	(30,906,063)	-

Net Increase (Decrease) in Net Assets Resulting From Operations	$(2,062,771)	$35,383,643	$(19,834,250)

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Net Increase (Decrease) in Net Assets Resulting From Operations Per Common Share:
Basic	$(0.11)	$1.83	$(1.23)
Diluted	$(0.11)	$1.78	$(1.23)

Weighted Average Common Shares Outstanding:
Basic	19,320,100	19,320,100	16,096,330
Diluted	19,320,100	20,541,014	16,096,330

(1) This balance is a related party transaction.

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GSV CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three months ended December 31, 2014		Three months ended December 31, 2013
Per Share Data:
Net asset value at beginning of year	$15.17		$13.16
Issuance of common shares	-	(1)		(1)
Underwriters’ discount	-	(1)		(1)
Offering costs	-	(1)		(1)
Net investment loss	(0.09)	(1)	(0.05)	(1)
Realized gain (loss)	0.31	(1)	(0.61)	(1)
Provision/Benefit for taxes on net realized capital gains/losses	(0.13)	(1)	0.49	(1)
Change in unrealized appreciation (depreciation)	(0.79)	(1)	3.52	(1)
Provision/Benefit for taxes on unrealized appreciation/deprecation of investments	0.33	(1)	(1.60)	(1)
Net asset value at end of year	$14.80		$14.91

	Year ended December 31, 2014		Year ended December 31, 2013		Year ended December 31, 2012
Per Share Data:
Net asset value at beginning of year	$14.91		$13.07		$12.95
Issuance of common shares	-		-		1.91	(3)
Underwriters’ discount	-		-		(0.72)	(2)
Offering costs	-		-		(0.04)	(2)
Net investment loss	(0.66)	(1)	(0.46)	(1)	(0.51)	(1)
Realized gain (loss)	1.24	(1)	(1.12)	(1)	(0.09)	(1)
Provision/Benefit for taxes on net realized capital gains/losses	(0.51)	(1)	0.49	(1)	-	(1)
Change in unrealized appreciation (depreciation)	(0.30)	(1)	4.53	(1)	(0.43)	(4)
Provision/Benefit for taxes on unrealized appreciation/deprecation of investments	0.12	(1)	(1.60)	(1)	-	(1)
Net asset value at end of year	$14.80		$14.91		$13.07

Per share market value at end of year	$8.63		$12.09		$8.43
Total return based on market value	(28.62)%	(5)	43.42%	(5)	(39.57)%	(5)
Total return based on net asset value	(0.74)%	(5)	14.08%	(5)	0.93%	(5)
Shares outstanding at end of year	19,320,100		19,320,100		19,320,100

Ratio / Supplemental Data:
Net assets at end of year	$285,903,673		$287,966,444		$252,582,801
Average net assets	$284,953,811		$250,121,052		$208,050,344

Annualized ratio of gross operating expenses to average net assets (6)	7.64%		8.83%		4.10%
Annualized ratio of net income tax provisions to average net assets(6)	(0.50)%		(3.33)%		-
Annualized ratio of net operating expenses to average net assets (6)	7.14%		5.50%		4.10%

Annualized ratio of net investment loss to average net assets (6)	4.48%		(3.55)%		(3.98)%

(1)	Based on weighted average number of shares outstanding for the year/period.
(2)	Based on shares outstanding at end of period.
(3)	Issuance of common shares for the year ended December 31, 2012 is based on the change in net asset value from the secondary offerings on February 10, 2012 and May 11, 2012.
(4)	Includes the impact of the different share amounts as a result of calculating certain per share data based on the weighted average basic shares outstanding during the period and certain per share data based on the shares outstanding as of a period end or transaction date.
(5)	Total return based on market value is based on the change in market price per share between the opening and ending market values per share in the period. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share and the issuance of common shares in the period. The percentage returns noted above are based on the increase in our net asset value attributable to issuances of our common stock at a premium to our net asset value per share, rather than investment returns. Such issuances of our common stock at a premium to net asset value per share are not typical, and may not occur in the future. The total returns are not annualized.
(6)	Financial Highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. Non-recurring expenses were not annualized. For the years ended December 31, 2014, December 31, 2013, December 31, 2012, the Company did not incur any non-recurring expenses. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.